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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF PHASE METRICS, INC.

                                  SUBSIDIARIES

      Name of Entity                            Organized Under Laws of
      --------------                            -----------------------
Air Bearings, Incorporated                             California
Applied Robotic Technologies, Inc.                     California
Helios, Incorporated                                   California
Santa Barbara Metric, Inc.                             California